Exhibit 23

                          Independent Auditors' Consent


The Board of Directors
Trustmark Corporation:


We consent to incorporation by reference in the registration statement (No. 333-07141), on Form S-8 of Trustmark Corporation of our report dated June 6, 2003 with respect to the financial statements and supplemental schedule of Trustmark 401(k) Plan as of December 31, 2002 and 2001 and for the year ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 11-K of Trustmark 401(k) Plan.


                                  /s/ KPMG LLP

Jackson, Mississippi
June 27, 2003